EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2001 relating to the financial statements of Storage Technology Corporation, which appears in Storage Technology Corporation's Annual Report on Form 10-K for the year ended December 29, 2000.





         /s/ PricewaterhouseCoopers LLP

         PricewaterhouseCoopers LLP

         Denver, Colorado
         July 13, 2001





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